Exhibit 4.1

NUMBER U- __________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	MODEL PERFORMANCE ACQUISITION CORP.

CUSIP

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE, ONE WARRANT AND

ONE RIGHT TO RECEIVE ONE-TENTH OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of ______________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one Class A ordinary share, no par value, of Model Performance Acquisition Corp., a British Virgin Islands company (the “Company”), one-half of one redeemable warrant (“Warrant”) and one right (“Right”) to receive one-tenth (1/10) of an Class A ordinary share. Each redeemable Warrant entitles the holder thereof to purchase one-half (1/2) of one Class A ordinary share at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) 30 days after the Company’s completion of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the effective date of the registration statement with respect to the Company’s initial public offering. Every ten Rights entitles the holder thereof to receive one Class A ordinary share upon consummation of the Company’s initial Business Combination. The Class A ordinary shares, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless Maxim Group LLC (“Maxim”) determines that an earlier date is acceptable, but in no event will the Class A ordinary shares, Rights and Warrants be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If Maxim allows separate trading of the Class A ordinary shares, Rights and Warrants prior to the 52nd day after the date of the prospectus relating to the Company’s initial public offering, the Company will issue a press release and file a Current Report on Form 8-K with the SEC announcing when such separate trading shall begin.

The terms of the Warrants and Rights are governed by a warrant agreement (the “Warrant Agreement”), dated as of [•], 2021, and a rights agreement (the “Rights Agreement”), dated as of [•], 2021, respectively, both between the Company and Continental Stock Transfer & Trust, as the warrant agent and rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement and the Warrant Agreement are on file at the office of Continental Stock Transfer & Trust at 1 State Street, 30th Floor, New York, New York 10004 and are available to any Warrant Holder or Rights holder, respectively, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Each Unit may be mandatorily split by the Company in connection with the closing of a Business Combination.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Seal]

By

	Director	Chief Financial Officer

Model Performance Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT - __________ Custodian
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship	under Uniform Gifts to Minors
		and not as tenants in common	Act __________________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying Class A ordinary shares from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective Class A ordinary shares underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.